                                                                    Exhibit 4.1

                       Form of Representatives Warrant

                      THORATEC LABORATORIES CORPORATION
                             COMMON STOCK WARRANT



THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.


                  This certifies that, for good and valuable consideration, receipt of which is hereby acknowledged, 1~ ("Holder") is entitled to purchase, subject to the terms and conditions of this Warrant, from Thoratec Laboratories Corporation, a California corporation (the "Company"), 2~ fully paid and nonassessable shares of the Common Stock ("Common Stock") of the Company, in accordance with Section 2 during the period commencing the date hereof and ending on the earlier to occur of (i) at 5:00 p.m. California time, June __, 2001 (ii) or the date and time described in Section 16(i) hereof (the "Expiration Date"), at which time this Warrant will expire and become void unless earlier terminated as provided herein. The shares of Common Stock of the Company for which this Warrant is exercisable as adjusted from time to time pursuant to the terms hereof, are hereinafter referred to as the "Shares."

                  1. Exercise Price. The initial purchase price for the Shares shall be 3~ per share. Such price shall be subject to adjustment pursuant to the terms hereof (such price, as adjusted from time to time, is hereinafter referred to as the "Exercise
Price").

                  2.       Exercise and Payment.

                           (a)      Cash Exercise.  At any time after June __,
1997, this Warrant may be exercised, in whole or in part, from time to time by the Holder, during the term hereof, by surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed by the Holder to the Company at the principal executive offices of the Company, together with payment in the amount obtained by multiplying the Exercise Price then in effect by the number of Shares thereby purchased, as designated in the Notice of Exercise. Payment may be in cash or by check payable to the order of the Company.

                           (b)      Net Issuance.  In lieu of payment of the
Exercise Price described in Section 2(a), the Holder may elect to receive, without the payment by the Holder of any additional


                                       1.
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consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

where:                               X = Y (A-B)
                                         -------
                                            A

         X = the number of shares to be issued to the Holder pursuant to this Section 2.

         Y = the number of shares covered by this Warrant in respect of which the net issuance election is made pursuant to this
                  Section 2.

         A = the fair market value of one share of Common Stock, as determined in accordance with the provisions of this Section 2.

         B = the Exercise Price in effect under this Warrant at the time the net issuance election is made pursuant to this Section 2.

For purposes of this Section 2, the "fair market value" per share of the Company's Common Stock shall mean:

                           i. If the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the National Market (the "National Market") of the National Association of Securities Dealers Automated Quotations System (the "Nasdaq"), the fair market value shall be the last reported sale price of the Common Stock on such exchange or on the Nasdaq National Market on the last business day before the effective date of exercise of the net issuance election or if no such sale is made on such day, the mean of the closing bid and asked prices such day on such exchange or on the Nasdaq National Market; and

                           ii. If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not reported, the fair market value shall be the price per share which the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares, as such price shall be determined by mutual agreement of the Company and the Holder of this Warrant.

                  3. Delivery of Stock Certificates. Within a reasonable time after exercise, in whole or in part, of this Warrant, the Company shall issue in the name of and deliver to the Holder, a certificate or certificates for the number of fully paid and


                                       2.
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nonassessable shares of Common Stock which the Holder shall have requested in the Notice of Exercise. If this Warrant is exercised in part, the Company shall deliver to the Holder a new Warrant for the unexercised portion of this Warrant at the time of delivery of such stock certificate or certificates.

                  4. No Fractional Shares. No fractional shares or scrip representing fractional shares will be issued upon exercise of this Warrant. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the Holder the difference between the cash value of the fractional share and the portion of the Exercise Price allocable to the fractional share.

                  5. Charges, Taxes and Expenses. The Holder shall pay all transfer taxes or other incidental charges, if any, in connection with the transfer of the Shares purchased pursuant to the exercise hereof from the Company to the Holder.

                  6. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

                  7. Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding weekday which is not a legal holiday.

                  8. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                           (a)   Subdivisions, Combinations and Other Issuances.
If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the


                                       3.
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total number of Shares purchasable under this Warrant as of such date shall remain the same.

                         (b)      Stock Dividend.  If at any time after the date
hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into Common Stock ("Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate amount so payable immediately before such record date (or on the date of such distribution, if applicable).

                         (c)      Other Distributions.  If at any time after the
date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into Common Stock), then the Company may, at its option, either (i) decrease the per share Exercise Price of this Warrant by an appropriate amount based upon the value distributed on each share of Common Stock as determined in good faith by the Company's Board of Directors or (ii) provide by resolution of the Company's Board of Directors that on exercise of this Warrant, the Holder hereof shall thereafter be entitled to receive, in addition to the shares of Common Stock otherwise receivable on exercise hereof, the number of shares or other securities or property which would have been received had this Warrant at the time been exercised.

                         (d)      Merger.  If at any time after the date hereof
there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares or other securities or property of the successor corporation resulting from such merger or consolidation, which would have been received by Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.


                                       4.
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                         (e)      Reclassification, Etc.  If at any time after
the date hereof there shall be a change or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property resulting from such change or reclassification, which would have been received by Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

                  9. Notice of Adjustments; Notices. Whenever the Exercise Price or number of Shares purchasable hereunder shall be adjusted pursuant to Section 8 hereof, the Company shall execute and deliver to the Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

                  10. Rights As Shareholder. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights as a shareholder of the Company with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, or be notified of shareholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Holder of this Warrant, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  11. Restricted Securities. The Holder understands that this Warrant and the Shares purchasable hereunder constitute "restricted securities" under the federal securities laws inasmuch as they are, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933, as amended (the "1933 Act") or an applicable exemption from such registration. In this connection, the Holder acknowledges that Rule 144 of the Commission is not now, and may not in the future be, available for resales of the Warrant and the Shares purchasable hereunder. Unless


                                       5.
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the Shares are subsequently registered pursuant to Section 14, the Holder further acknowledges that the securities legend on Exhibit A to the Notice of Exercise attached hereto shall be placed on any Shares issued to the Holder upon exercise of this Warrant.

                  12. Certification of Investment Purpose. Unless a current registration statement under the 1933 Act shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder covenants and agrees that, at the time of exercise hereof, it will deliver to the Company a written certification executed by the Holder that the securities acquired by him upon exercise hereof are for the account of such Holder and acquired for investment purposes only and that such securities are not acquired with a view to, or for sale in connection with, any distribution thereof.

                  13. Disposition of Shares. Holder hereby agrees not to make any disposition of any Shares purchased hereunder unless and until:

                         (a)      Holder shall have notified the Company of the
proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

                         (b)      Holder shall have complied with all
requirements of this Warrant applicable to the disposition of the Shares; and

                         (c)      Holder shall have provided the Company with
written assurances, in form and substance satisfactory to legal counsel of the Company, that (i) the proposed disposition does not require registration of the Shares under the 1933 Act or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act has been taken.

                  The Company shall not be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Section 13 or (ii) to treat as the owner of the Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Shares have been transferred in contravention of the terms of this Warrant.

                  14. Registration Rights.

                         (a)      Piggyback Registration.  If at any time during
the four-year period commencing June __, 1997 and ending on June __, 2001, the Company shall determine to register for its own account or the account of others under the 1933 Act any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business, or equity securities issuable in connection with stock option or other


                                       6.
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employee benefit plans, the Company shall send to each Holder of Warrants or
Shares, who is entitled to registration rights under this Section 14(a) written notice of such determination and, if within twenty (20) days after receipt of such notice, such Holder shall so request in writing (hereafter a "Selling Holder"), the Company shall include in such Registration Statement all or any part of the Shares issuable upon exercise of the Warrants (the "Registrable Securities") such Selling Holder requests to be registered. The obligations of the Company under this Section 14(a) may be waived by Holders holding a majority in interest of the Registrable Securities (including Warrants issued on even date herewith to Wheat, First Securities, Inc.). In the event that the managing underwriter for said offering advises the Company in writing that the inclusion of such securities in the offering would be materially detrimental to the offering, such securities shall nevertheless be included in the Registration Statement, provided that the Holder and each holder of Shares desiring to have their Shares included in the Registration Statement agree in writing, for a period of 90 days following such offering, not to sell or otherwise dispose of such Shares pursuant to such Registration Statement, which Registration Statement the Company shall keep effective for a period of at least nine months following the expiration of such 90 day period.

                         (b)      Demand Registration.  In addition to any
Registration Statement pursuant to subparagraph (a) above, during the four-year period beginning on June __, 1997 and ending on June __, 2001, the Company will, as promptly as practicable (but in any event within 60 days), after written request (the "Request") by the Holder, or by a person or persons holding (or having the right to acquire by virtue of holding the Warrants) at least 50% of the shares of Common Stock which have been (or may be) issued upon exercise of the Warrants (including Warrants issued on even date herewith to 4~), prepare and file at its own expense a Registration Statement with the Commission and appropriate "blue sky" authorities sufficient to permit the public offering of the Registrable Securities and will use its best efforts at its own expense through its officers, directors, auditors and counsel, in all matters necessary or advisable, to cause such Registration Statement to become effective as promptly as practicable and to maintain such effectiveness so as to permit resale of the Shares covered by the Request until the earlier of the time that all such Shares have been sold or the expiration of 90 days from the effective date of the Registration Statement, provided, however, that the Company shall only be obligated to file one such Registration Statement under this Section 14(b).

                         (c)      Obligations of the Holders. In connection with
the registration of the Registrable Securities pursuant to either Sections 14(a) or (b), the Selling Holders shall have the following obligations:



                                       7.
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                               i. It shall be a condition precedent to the
obligations of the Company to take any action pursuant to this Agreement with respect to each Selling Holder that such Selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least fifteen (15) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Selling Holder of the information the Company requires from each such Selling Holder (the "Requested Information") in the case of a Registration Statement being prepared pursuant to Section 14(b) or if such Selling Holder elects to have any of such Selling Holder's Registrable Securities included in the Registration Statement in the case of a Registration Statement being prepared pursuant to Section 14(a).

                               ii. Each Selling Holder by such Selling Holder's
acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Selling Holder has notified the Company in writing of such Selling Holder's election to exclude all of such Selling Holder's Registrable Securities from the Registration Statement; and

                               iii. No Selling Holder may participate in any
underwritten registration hereunder unless such Selling Holder (i) agrees to sell such Selling Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Selling Holders entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting, except as provided in Section 14(d) below.

                         (d)   Expenses of Registration.  All expenses, other
than underwriting discounts and commissions and other fees and expenses of investment bankers and other than brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 14(a) or 14(b), including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company and the Selling Holders, shall be borne by the Company; provided, however, that the Company shall only be required to bear the fees and out-of-pocket expenses of one legal counsel selected by the Selling Holders in connection with such registration.


                                       8.

                               (e) Indemnification. In the event any Registrable
Securities are included in a Registration Statement under this Agreement:

                                   i.      To the extent permitted by law, the
Company will indemnify and hold harmless each Selling Holder who holds such Registrable Securities, the directors, if any, of such Selling Holder, the officers, if any, of such Selling Holder, each person, if any, who controls any Selling Holder within the meaning of the 1933 Act, any underwriter (as defined in the 1933 Act) for the Selling Holders, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the 1933 Act (each, an "Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively, "Claims") to which any of them may become subject under the 1933 Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement when it first became effective, or any related final prospectus, amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading (a "Violation"). The Company shall reimburse the Selling Holders and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 14(e)(i) shall not apply in such case to the extent any such Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, and shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

                           ii.     In connection with any Registration Statement
in which a Selling Holder is participating, each such Selling Holder agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 14(e)(i), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any other shareholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such shareholder or underwriter within the meaning of the


                                       9.

1933 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for use in connection with such Registration Statement, and such Selling Holder will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 14(e)(ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Selling Holder, which consent shall not be unreasonably withheld.

                           iii.  The Company shall be entitled to receive
indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution to the same extent as provided above, with respect to information furnished in writing by such persons expressly for inclusion in the Registration Statement.

                           iv.   Promptly after receipt by an Indemnified Person
or Indemnified Party under this Section 14(e) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is made against any indemnifying party under this Section 14(e), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnifying Party shall pay for only one separate legal counsel for the Indemnified Parties; such legal counsel shall be selected by the Indemnified Parties holding a majority in interest of the Registrable Securities. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 14(e), except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 14(e) shall be made by


                                       10.

periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                                   v.       Notwithstanding any of the
foregoing, if, in connection with an underwritten public offering of Registrable Securities, the Company, the Selling Holders and the underwriter(s) enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification and contribution among the parties, the indemnification and contribution provisions of this Section 14(e) shall be deemed inoperative for purposes of such offering.

                           (f)      Contribution.  To the extent any
indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 14(e) to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 14(e), (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                           (g)      Reports Under Exchange Act.  With a view to
making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                                    i.      make and keep public information
available, as those terms are understood and defined in Rule 144;
and

                                    ii.     file with the SEC in a timely manner
all reports and other documents required of the Company under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

                                    iii.    furnish to each Holder so long as
such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other


                                       11.

information as may be reasonably requested to permit the Holders to sell such securities without registration pursuant to Rule 144.

                           (h)      Assignment of the Registration Rights.  The
rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Holders to transferees or assignees of all or any portion of such securities only if: (a) the Holder agrees in writing with the transferee or assignee to assign such rights, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee (c) such assignment is in accordance with and permitted by law and all other agreements between the transferor or assignor and the Company, including without limitation, shareholder's agreements, warrants and subscription agreements, and the transferor or assignor otherwise is not in material default of any obligation to the Company under any such other agreement, and (d) at or before the time the Company received the written notice contemplated by clause
(b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

                           (i)      Termination of Registration Rights. No
Holder of Warrants or Shares shall be entitled to exercise any right provided for in this Section 14 at such time as such Holder would be able to dispose of all of its Registrable Securities in any three (3) month period under SEC Rule 144.

                  15. Transferability.

                           (a)      General. This Warrant shall be transferable
only on the books of the Company maintained at its principal office in Berkeley, California or wherever its principal office may then be located, upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person entitled thereto.

                           (b)      Limitations on Transfer.  This Warrant shall
not be sold, transferred, assigned or hypothecated by the Holder except to (i) one or more persons, each of whom on the date of transfer is an officer of the Holder; (ii) a general partnership or general partnerships, the general partners of which are the Holder and one or more persons, each of whom on the date of transfer is an officer of the Holder; (iii) a successor to the Holder in any merger or consolidation; (iv) a purchaser of all or substantially all of the Holder's assets; or (v) any person receiving this Warrant from one or more of the persons listed in this Section 15(b) at such person's or persons' death pursuant to will, trust or the laws of intestate succession. This Warrant may be divided or combined, upon request to the Company by the Holder, into a


                                       12.

certificate or certificates representing the right to purchase the same aggregate number of Shares.

                  16.      Miscellaneous.

                           (a)      Construction.  Unless the context indicates
otherwise the term "Holder" shall include any transferee or transferees of this Warrant pursuant to Section 15(b), and the term "Warrant" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to Section 15(b).

                           (b)      Restrictions. By receipt of this Warrant,
the Holder makes the same representations with respect to the acquisition of this Warrant as the Holder is required to make upon the exercise of this Warrant and acquisition of the Shares purchasable hereunder as set forth in the Form of Investment Letter attached as Exhibit A to the Notice of Exercise attached hereto.

                           (c)      Notices. Unless otherwise provided, any
notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (or one (1) day following timely deposit with a reputable overnight courier with next day delivery instructions), or upon confirmation of receipt by the sender of any notice by facsimile transmission, at the address indicated below or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  To Holder:                5~


                                       13.

                  To the Company:   Thoratec Laboratories Corporation
                                    2023 Eighth Street
                                    Berkeley, CA  94710
                                    Attention:  President

                  With a copy to:   Heller, Ehrman White & McAuliffe
                                    525 University Avenue
                                    Palo Alto, CA  94301
                                    Attention:  August J. Moretti

                           (d)      Governing Law. This Warrant shall be
governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                           (e)      Entire Agreement. This Warrant, the exhibits
and schedules hereto, and the documents referred to herein, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

                           (f)      Binding Effect. This Warrant and the various
rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and its successors and assigns, and Holder and its successors and assigns.

                           (g)      Waiver; Consent.  This Warrant may not be
changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Warrant or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.

                           (h)      Severability.  If one or more provisions of
this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.

                           (i)      Early Termination. Notwithstanding the terms
and provisions hereof, the exercisability of this Warrant shall terminate prior to the expiration thereof concurrently with the occurrence of any "change in control" of the Company. For purposes of this Section 16(i), a "change in control" shall mean

                                a. a merger or consolidation in which more than
                  fifty percent (50%) of the Company's outstanding voting stock is transferred to a person or persons


                                       14.

                  different from those who held the stock immediately prior to such transaction, or

                                 b.       the sale, transfer or other
                  disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.


                  IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Warrant effective as of the date hereof.



DATED: June __, 1996                        THE COMPANY:

                                             Thoratec Laboratories
                                             Corporation


                                             By:
                                                --------------------------------
                                                      Cheryl D. Hess,
                                                      Vice President - Finance
                                                      and Chief Financial
                                                      Officer


                                             HOLDER:

                                             1~


                                             By:
                                                --------------------------------
                                                --------------------------------


                                       15.

                               NOTICE OF EXERCISE


To:      THORATEC LABORATORIES CORPORATION


                  1. The undersigned hereby elects to purchase _____________ shares of Common Stock ("Stock") of Thoratec Laboratories Corporation, a California corporation (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price pursuant to the terms of the Warrant.

                  2. Attached as Exhibit A is an appropriate investment representation letter addressed to the Company and executed by the undersigned as required by Section 12 of the Warrant.

                  3. Please issue certificates representing the shares of Stock purchased hereunder in the names and in the denominations indicated on Exhibit A attached hereto.

                  4. Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned.


Dated:
      ----------------------                          --------------------------

                                       1.

                          NET ISSUANCE ELECTION NOTICE


To:  THORATEC LABORATORIES CORPORATION               Date:_____________


         The undersigned hereby elects under Section 2 of the attached Warrant to surrender the right to purchase ___________ shares of Common Stock pursuant to the attached Warrant. The Certificate(s) for the shares issuable upon such net issuance election shall be issued in the name of the undersigned or as otherwise indicated below.



                                               ---------------------------
                                               Signature


                                               ---------------------------
                                               Name for Registration


                                               ---------------------------
                                               Mailing Address

                                    EXHIBIT A



To:      THORATEC LABORATORIES CORPORATION


                  In connection with the purchase by the undersigned of ___________ shares of the Common Stock (the "Stock") of Thoratec Laboratories Corporation, a California corporation (the "Company"), upon exercise of that certain Common Stock Warrant dated as of June __, 1996 the undersigned hereby represents and warrants as follows:

                  1. The shares of Stock to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Stock. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Stock.

                  2. The undersigned understands that the shares of Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

                  3. Without in any way limiting the representations set forth above, the undersigned agrees not to make any disposition of all or any portion of the Stock unless and until:

                           (a)      There is then in effect a registration
statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (b)      (i) The undersigned shall have notified the
Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested, the undersigned shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. The Company will not require an opinion of counsel for sales made pursuant to Rule 144 except in unusual circumstances.

                  4. The undersigned understands the instruments evidencing the Stock may bear the following legend:

                  THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.



Dated:
        -----------------                         --------------------------


                                       A-2